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                                                                    Exhibit 23.1



                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-73210), pertaining to the Company's Stock Incentive Plan, 1993 Employees' Stock Grant Plan, Employees' Stock Purchase Plan and Senior Management Stock Distribution Plan, the Registration Statement (Form S-8 No. 33-75350), pertaining to the Company's 1993 Directors' Stock Option Plan, the Registration Statement (Form S-8 No. 33-89910), pertaining to the Company's 1995 Director Stock Option Plan, the Registration Statement (Form S-8 No. 33-89912), pertaining to the Company's Employees' Stock Incentive Plan, the Registration Statement (Form S-8 No. 33-89914), pertaining to the Company's 1995 Employees' Stock Purchase Plan, the Registration Statement (Form S-8 No. 333-01333), pertaining to the Company's Employees' Stock Incentive Plan, the Registration Statement (Form S-8 No. 333-01335), pertaining to the Avail Systems Corporation 1991 Incentive Stock Plan, the Registration Statement (Form S-3 and Form S-3/A No. 333-06611) of Wang Laboratories, Inc. and the related Prospectus, the Registration Statement (Form S-8 No. 333-12963), pertaining to the I-NET, Inc. Key Employee Stock Option Plan, the Registration Statement (Form S-8 No. 333-12943), pertaining to the I-NET, Inc. 1996 Stock Incentive Plan, the Registration Statement (Form S-3 and Form S-3/A No. 333-19789), of Wang Laboratories, Inc. Common Stock, the Registration Statement (Form S-8 No. 333-26661), pertaining to Wang Laboratories, Inc. Common Stock, the Registration Statement (Form S-8 No. 333-26635), pertaining to the I-NET Inc. Key Employee Stock Option Plan, the Registration Statement (Form S-8 No. 333-26637), pertaining to the I-NET Inc. 1996 Stock Incentive Plan, the Registration Statement (Form S-3 and Form S-3/A no. 333-27969), of Wang Laboratories, Inc. pertaining to a warrant for Common Stock, the Registration Statement (Form S-3 and Form S-3/A No. 333-27971), of Wang Laboratories, Inc. Common Stock, the Registration Statement (Form S-8 No. 333-46075) pertaining to the Company's 1995 Employees' Stock Purchase Plan, the Registration Statement (Form S-8 No. 333-46079) pertaining to the Company's Employees' Stock Incentive Plan, the Registration Statement (Form S-8 333-46081) pertaining to the Company's 1995 Director Stock Option Plan, and the Registration Statement (Form S-8 No. 333-46103) pertaining to the Company's Short-Term Incentive Compensation Plan of our report dated August 12, 1998 except for Note A as to which the date is March 22, 1999, included in the Annual Report (Form 10-K) for the year ended June 30, 1998, with respect to the consolidated financial statements and schedule of Wang Laboratories, Inc., as amended, included in this Form 10-K/A.



                                                          Ernst & Young LLP


Boston, Massachusetts
April 5, 1999